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                                                                    Exhibit 99.1

                          ARONEX PHARMACEUTICALS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   SPECIAL MEETING TO BE HELD _________, 2001

     The undersigned hereby appoints Geoffrey F. Cox, Ph.D. and Terance A. Murnane and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of Aronex Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on June 1, 2001 at the Special Meeting (the "Special Meeting") of Stockholders of the Company to be held on _________, ________ 2001, at 9:00 a.m., local time at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts, and any adjournment(s) thereof.

     It is important that your shares be represented at the Special Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Special Meeting, and wish to do so, you may revoke the proxy and vote in person.

                    (To be Dated And Signed On Reverse Side)
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      Please date, sign and mail your proxy card back as soon as possible!
                        Special Meeting of Stockholders
                          Aronex Pharmaceuticals, Inc.
                              ______________, 2001
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A [ X ]  PLEASE MARK YOUR                                              |
         VOTES AS IN THIS                                              |
         EXAMPLE.                                                      |- - -




  1. To adopt and approve the                     FOR      AGAINST      ABSTAIN
     Agreement and Plan of Merger                 [ ]        [ ]          [ ]
     dated as of April 23, 2001
     among Antigenics Inc.,
     Nasa Merger Corp. and
     Aronex Pharmaceuticals, Inc.; and

_______________________________________________________________________________

     To act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 1, 2001 will be entitled to notice of and to vote at the Annual Meeting.


SIGNATURE                                          DATE
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SIGNATURE                                          DATE
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                 Signature is held jointly

NOTE: Please execute this Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.